                                                                    EXHIBIT 4.5

                               FIRST AMENDMENT TO

                                    WARRANTS

                           to Purchase Common Stock of

                      Continental Southern Resources, Inc.
                        f/k/a Expressions Graphics, Inc.

                           Expiring on April 30, 2012

Warrant No. 2002-1

To reflect the Company's reverse split, name change and to memorialize the prior agreements of the parties, this warrant is hereby amended as follows:

The introductory and referenced paragraphs are hereby replaced as follows:

This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, Trident Growth Fund, LP f/k/a Gemini Capital, L.P. (the "Holder") or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 150,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined) per share of $1.60, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefore are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, April 30, 2012.

         1. "Company" shall mean Continental Southern Resources, Inc., a Nevada corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         2. "Common Stock" shall mean and include the Company's common stock, $0.001 par value per share, authorized on the date of the original issue of these Warrants and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

All other provision not superficially modified herein are in full force and effect.

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         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed in its name dated July 29, 2003.

                                      Continental Southern Resources, Inc.


                                      /s/ STEPHEN P. HARRINGTON
                                      -----------------------------------------
                                      Stephen P. Harrington
                                      Title:  President


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

                               SECOND AMENDMENT TO
                                    WARRANTS

                           to Purchase Common Stock of
                      Continental Southern Resources, Inc.
                        f/k/a Expressions Graphics, Inc.

                           Expiring on April 30, 2012

Warrant No. 2002-1

To memorialize the prior agreements of the parties, this warrant is hereby amended as follows:

1. The introductory paragraph is hereby deleted in its entirety and replaced with the following:

"This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, Trident Growth Fund, LP f/k/a Gemini Capital, L.P. (the "Holder") or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 150,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined) per share of $2.00, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefore are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, April 30, 2012."

2. Section IV.5 is hereby deleted in its entirety and replaced with the following:

"Exceptions: The term "Additional Common Stock" herein shall mean in the most broadest sense all shares of Common Stock hereafter issued by the Company (including, but not limited to, Common Stock held in the treasury of the Company and Common Stock purchasable via derivative security or option on the date of such grant), except (i) Common Stock issued upon the exercise of this warrant or any other warrants issued to Holder, (ii) Common Stock issued upon the conversion of the Convertible Notes, (iii) Common Stock issuable or issued to employees, consultants or directors of the Company or its consolidated subsidiaries or other consolidated entities directly or pursuant to a stock option plan, restricted stock plan or other incentive plan approved by the Board of Directors of the Company, (iv) Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Company or its consolidated subsidiaries or other consolidated entities approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, including Common Stock issued in connection with the Company's proposed acquisition of NSNV, Inc., a Texas corporation ("NSNV"), and Common Stock issued in connection with the payment of an advisory fee payable upon the successful completion of the acquisition of NSNV."

All other provisions not modified herein are in full force and effect.


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

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder and the Company have executed this Amendment by its duly authorized signatories, this 26th day of February, 2004.

                                    Continental Southern Resources, Inc.


                                    /s/ STEPHEN P. HARRINGTON
                                    -------------------------------------------
                                    Stephen P. Harrington
                                    Title:  President


                                    Trident Growth Fund, L.P.
                                    By:  Trident Management, LLC, its
                                         general partner


                                    /s/ SCOTT COOK
                                    -------------------------------------------
                                    Name:   Scott Cook
                                    Title:  General Partner


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